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                                                                     EXHIBIT 4.7


                         DIRECTOR STOCK OPTION AGREEMENT


     THIS AGREEMENT, dated ___________________, is made by and between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), and _______________________ (the "Optionee"):

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock;

     WHEREAS, the Optionee is a non-officer director of the Company; and

     WHEREAS, the Company has determined that it would be to the advantage and best interest of the Company and its stockholders that the Optionee receive the Stock Options provided for herein as an incentive for the Optionee to continue to work for the best interests of the Company and its stockholders and has instructed the undersigned officers to issue said Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1 -- Board

     "Board" shall mean the Company's Board of Directors.

Section 1.2 -- Chief Financial Officer

     "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

Section 1.3 -- Committee

     "Committee" shall mean a committee of the Board of Directors authorized to administer the Company's stock option plans.

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Section 1.4 -- Common Stock

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

Section 1.5 -- Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.6- Option

     "Option" shall mean the Stock Option to purchase shares of the Common Stock granted under this Agreement.

Section 1.7 -- Pronouns

     The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.8 -- Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.9 -- Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.10 -- Termination of Directorship

     "Termination of Directorship" shall mean eight months from the time the Optionee voluntarily or involuntarily ceases to serve as a director of the Company, unless Optionee ceases to be a director as a result of his/her death or disability.

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                                   ARTICLE II
                                 GRANT OF OPTION

Section 2.1 -- Grant of Option

     In consideration of the Optionee's agreement to render services to the Company and for other good and valuable consideration, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ______ shares of its Common Stock upon the terms and conditions set forth in this Agreement. The date of grant of this Option is ____________.

Section 2.2 -- Purchase Price

     The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge.

Section 2.3 -- Consideration to Company

     This Option is being granted in consideration of the Optionee's agreement to render services to the Company as a member of the Company's board of directors.

Section 2.4 -- Adjustments in Option

     (a) In the event that the outstanding shares of the Common Stock subject are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares of Common Stock or similar transactions, proportionate adjustments shall be made by the Committee in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the exercise price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

     (b) In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect

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to the outstanding shares of Common Stock or other similar transactions, the
Committee shall make proportionate adjustments in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustments shall be consistent with comparable adjustments made pursuant to the corresponding provision in the Employee Plan. Such adjustment in the Option shall be made without change in the total price applicable to the Option or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the exercise price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionees, the Company and all other interested persons.


                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

Section 3.1 -- Commencement of Exercisability

     a. Subject to Sections 3.3, and 3.4, the Option shall be fully vested and exercisable on the date the Option is granted; provided, however, that the underlying shares of Common Stock may not be sold within the first six (6) months of the date the Option is granted.

Section 3.2 -- Duration of Exercisability

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until such installment becomes unexercisable under Section 3.3.

Section 3.3 -- Expiration of Option

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     a. The expiration of 10 years from the date the Option was granted;

     b. Optionee's Termination of Directorship, unless such Termination of Directorship results from his death or his disability;

     c. The expiration of one year from the date of the Optionee's Termination of Employment by reason of his disability; or

     d. The expiration of one year from the date of the Optionee's death.

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     For purposes of this Section 3.3, "disability" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders the Optionee substantially unable to function as a director of the Company. Nothing contained herein shall be construed to confer on any Optionee any right to continue as a director of the Company.

Section 3.4 -- Acceleration of Exercisability

     a. Notwithstanding anything to the contrary in Section 3.3 hereof, this Option, if held for at least six months, shall be exercisable as to all the shares covered hereby immediately upon the effective date of a "Change of Control" notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that the acceleration of exercisability shall not take place if this Option becomes unexercisable under
Section 3.3 prior to said effective date.

     b. For purposes of this Section 3.4, the term "Change of Control" shall mean the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d)and 14(d) of the Exchange Act) other than UniHealth Foundation, a California non-profit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the reporting requirements of the Exchange Act as a result of a "going private transaction" (within the meaning of the Exchange
Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's board of directors are persons who were members of the Company's board of directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity. Optionee shall receive at least 10 days notice prior to the effective date of the Change of Control that the Option will be exercisable upon the effective date of the Change of Control.

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     c. By a resolution adopted after this Option is granted the Committee may in its absolute discretion, on such terms and conditions as it may determine to be appropriate and subject to Sections 3.1, 3.2 and 3.3 accelerate the time at which such Option or any portion thereof may be exercised.

     d. The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of exercisability, including, without limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction. All such determinations by the Committee shall be conclusive.


                                   ARTICLE IV
                               EXERCISE OF OPTIONS

Section 4.1 -- Person Eligible to Exercise

     During the lifetime of the Optionee, only he, his guardian or legal representative may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Article III, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 -- Partial Exercise

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Article III; provided, however, that each partial exercise shall be for not less than 100 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 -- Manner of Exercise

     The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or Chief Financial Officer or their respective offices of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

     a. Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;

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     b.   (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised;

          (ii) With the consent of the Committee, shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value (as determinable by the Committee) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is exercised (which shares shall be owned by the Optionee for more than six months at the time they are delivered);

          (iii) With the consent of the Committee and provided the use of the following procedure by an Optionee would not violate Rule 16(b) under the Exchange Act delivery to the Company of (x) irrevocable instructions to deliver the stock certificates representing the shares for which the Option is being exercised directly to a broker, and (y) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option exercise price;

          (iv) With the consent of the Committee, any other form of cashless exercise permitted under Section 4.4 hereof; or

          (v) Any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv);

     c. A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued

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pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares;

     d. Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     e. In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

     The date of exercise of the Option shall be deemed to be the date all of the foregoing conditions are met.

Section 4.4 -- Cashless Exercise Procedures

     The Company, in its sole discretion, may establish procedures whereby the Optionee, subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise the Option or a portion thereof without making a direct payment of the Option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on the Optionee should he elect to utilize the cashless exercise program.

Section 4.5 -- Conditions to Issuance of Stock Certificates

     The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     a. The admission of such shares of Common Stock to listing on all stock exchanges which such class of stock is then listed;

     b. The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

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     c. The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

     d. The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     e. The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6 -- Rights as Stockholder

     The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock receivable upon the exercise of any part of the Option unless and until certificates representing such shares of Common Stock shall have been issued by the Company to such holder.


                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1 -- Administration

     The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option.

Section 5.2 -- Options Not Transferable

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 -- Shares to Be Reserved

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     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 -- Withholding

     (a) The Optionee granted hereunder may elect to deliver shares to the Company or have the Company withhold shares otherwise issuable upon the exercise of an Option in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided: (i) the Board or, if so designated, the Committee, shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date").

     (b) A share withholding election shall be deemed made when written notice of such election, signed by Optionee, has been delivered or transmitted by registered or certified mail to the Secretary or Chief Financial Officer of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have shares withheld.

     (c) Upon exercise of an Option by the Optionee, the Company shall transfer the total number of shares of Common Stock of the Company subject to the Option to the holder on the date of exercise, less any shares the holder elects to withhold.

Section 5.5 -- Notices

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or Chief Financial Officer and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.6 -- Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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Section 5.7 -- Choice of Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                        PACIFICARE HEALTH SYSTEMS, INC.


                                        By:
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Optionee



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Address



Social Security Number:


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